Exhibit 99.1

Iron Mountain Reports Second Quarter 2013 Financial Results

Consistent Constant Dollar Storage Rental Growth of 3% Supports Solid Second Quarter Results

Continued Progress on International Margin Improvement

Company Updates Full-year 2013 Guidance to Reflect Foreign Currency Impact

BOSTON--(BUSINESS WIRE)--August 1, 2013--Iron Mountain Incorporated (NYSE: IRM), the storage and information management company, today reported financial and operating results for the second quarter ended June 30, 2013. Total reported revenues were $755 million, compared with $752 million in 2012. On a constant dollar (C$) basis, total revenue growth was 1.3%, reflecting storage rental revenue gains of 3.0%, partially offset by a modest decline in total service revenues. Adjusted OIBDA was $233 million, compared with $239 million in 2012. Adjusted EPS was $0.29 per share ($0.14 per share on a GAAP basis), compared with $0.37 per share ($0.24 per share on a GAAP basis), in 2012.

For the year to date, total reported revenues and Adjusted OIBDA were consistent with the same period in 2012 at approximately $1.5 billion and $460 million, respectively. Adjusted EPS was $0.56 per share ($0.24 per share on a GAAP basis), compared with $0.66 per share ($0.60 per share on a GAAP basis), for the same period in 2012.

Second quarter and year-to-date reported Adjusted OIBDA were reduced by approximately $5 million due to the effect of an increase in legal accruals which impacted second quarter and year-to-date Adjusted EPS by $0.02 per share.

Reconciliations of supplemental non-GAAP measures to GAAP measures may be found in Appendix A or by visiting the Investor Relations page at www.ironmountain.com under “Supplemental Data.”

“Our financial and operating results for the second quarter reflect our continued focus on sustaining the durability of our storage rental business, enhancing the profitability of our International operations and supporting future growth through attractive acquisitions,” said William Meaney, Iron Mountain’s president and chief executive officer. “During the quarter, we achieved solid constant dollar storage rental growth of 3.0%, reflecting strong increases of 6.6% in our International business and consistent 1.8% growth in North America.

“In addition, we continued to make good progress toward our goal, established two years ago, to increase Adjusted OIBDA margins in our International business to 25% by the end of 2013, achieving 24.6% for the first half of the year. This progress reflects strong contribution from our United Kingdom and western European businesses and improved efficiency from our business in emerging markets,” Mr. Meaney said.

“Also during the quarter, we closed on three acquisitions that expanded our presence in the United States, Brazil and France, and we have a solid pipeline of attractive acquisitions in both our developed and emerging markets,” said Mr. Meaney. “Overall, we are pleased with the performance of our business year-to-date, which is in line with our expectations, and we will continue to pursue investment opportunities that sustain our durable core business and generate attractive returns.”

Financial Review

Consistent storage rental revenue growth, supported by regulatory and compliance requirements, drove solid performance in the quarter and continued to offset expected service declines. Global storage rental revenue growth was 3.0% C$ for the quarter, driven by 5.6% internal growth in the International business, 1.2% internal growth in North America and benefits from acquisitions.

Global records management volume grew by 1.4% on a year-over-year basis, supported by strong 6.7% volume growth in the International business, primarily driven by solid increases from emerging markets in central Europe and recently completed acquisitions. Records management volume growth rates in the International business remained strong, but moderated in the second quarter, reflecting reduced growth rate benefit from the acquisition of Grupo Store in Brazil that was completed during the second quarter of 2012. North America records management net pricing increased by approximately 1.2% in the second quarter, while foreign currency rate changes in the second quarter reduced reported revenue growth rates by approximately 0.5%.

As the company has previously noted, service revenue declines reflect a trend toward reduced retrieval/re-file activity and related transportation revenues. As anticipated, declines in service revenues moderated during the second quarter to (1.1)% C$ due to strong growth in Document Management Services (DMS), increased special records management project volume and more favorable year-over-year comparisons, offset by a decrease in activity-based services. Shredding volumes increased in North America, but were offset by a decrease in recycled paper pricing when compared with prior year averages.

Adjusted OIBDA margins for the second quarter decreased by 90 basis points compared with the second quarter of 2012, primarily driven by the $5 million in legal accruals noted earlier (a 60 basis point impact) and service revenue declines. Year-to-date Adjusted OIBDA margins in North America remained solid at 41.7%, with the International business achieving 24.6%. Excluding the legal accrual impacts, year-to-date Adjusted OIBDA margins improved by 20 basis points.

The decline in Adjusted EPS for the quarter compared to the same prior-year period was due primarily to an additional 20 million fully diluted weighted average shares outstanding, including the 17 million new shares issued in connection with the special dividend paid in November 2012, higher interest expense and the legal accrual noted earlier. These impacts more than offset lower income tax expense in the period.

Free Cash Flow (FCF) for the first half of 2013 before acquisitions, real estate and capital expenditures, operating costs and cash taxes related to the proposed conversion to a real estate investment trust, or REIT, was $154 million, compared with $117 million for the same period in 2012. Capital expenditures for the first half of 2013 (excluding $28 million of real estate and $14 million of REIT-related capital expenditures), totaled $86 million, or 5.7% of revenues. The company’s liquidity position remains strong at $794 million and its consolidated leverage ratio of net debt to EBITDA (as defined by its senior credit facility) was 4.1x at quarter end.

Dividends

On June 6, 2013, Iron Mountain’s board of directors declared a quarterly cash dividend of $0.27 per share for stockholders of record as of June 25, 2013, which was paid on July 15, 2013.

Financial Performance Outlook

Today the company updated its 2013 full-year guidance primarily to reflect the impact from foreign currency exchange rate (FX) changes from the beginning of the year. These FX changes are estimated to reduce full-year revenues by approximately $40 million, or 1.3%. The company also updated full-year interest expense and depreciation and amortization estimates, reflecting impacts from recently completed acquisitions. This guidance is based on current expectations and does not include the potential impact of any future acquisitions or divestitures (dollars in millions, except per share data):

FY/2013 Outlook
($MM except per share data)	Current	Previous	C$ Growth
Revenues	$3,000 - $3,050	$3,020 - $3,100	1% - 3%(1)
Adjusted OIBDA(2)	$900 - $925	$905 - $935	0% - 2%
Adjusted EPS(2)(3)	$1.05 - $1.14	$1.13 - $1.24
Investments:
Capex (ex RE)(2)(4)	~$210	~$215
Real Estate(5)	~$80	~$75
FCF (ex RE) (2)	$320 - $360	$320 - $360

(1) Includes 0% - 2% internal revenue growth
(2) These items exclude costs and expenditures associated with the proposed REIT conversion
(3) Both the current and previous guidance have been adjusted to reflect the increase in shares outstanding following the special dividend paid on November 21, 2012
(4) Includes ~$16 million for the relocation of the Boston headquarters
(5) Includes ~$35 million for data center construction

Iron Mountain’s conference call to discuss its second quarter 2013 financial results and full-year outlook will be held today at 8:30 a.m. Eastern Time. The company will simulcast the conference call on its Web site at www.ironmountain.com, the content of which is not part of this earnings release. A slide presentation providing summary financial and statistical information that will be discussed on the conference call will also be posted to the Web site and available for real-time viewing. The slide presentation, replays of the conference call and related transcript will be available on the Web site for future reference.

About Iron Mountain

Iron Mountain Incorporated (NYSE: IRM) is a leading provider of storage and information management solutions. The company’s real estate network of over 64 million square feet across more than 1,000 facilities in 35 countries allows it to serve customers around the world. And its solutions for records management, data backup and recovery, document management and secure shredding help organizations to lower storage costs, comply with regulations, recover from disaster, and better use their information for business advantage. Founded in 1951, Iron Mountain stores and protects billions of information assets, including business documents, backup tapes, electronic files and medical data. Visit www.ironmountain.com for more information.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws and is subject to the safe-harbor created by such Act. Forward-looking statements include our 2013 financial performance outlook and statements regarding our operations, economic performance, financial condition, goals, beliefs, future growth strategies, investment objectives, plans and current expectations, such as our expected target leverage ratio, our acquisition pipeline, expected Adjusted OIBDA margins in our International business, our proposed conversion to a REIT and the estimated range of tax payments and other costs expected to be incurred in connection with our proposed conversion to a REIT. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. When we use words such as "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. Important factors that could cause actual results to differ from expectations include, among others: (i) with regard to our estimated tax and other REIT conversion costs, our estimates may not be accurate, and such costs may turn out to be materially different than our estimates due to unanticipated outcomes in the private letter rulings from the U.S Internal Revenue Service, changes in our support functions and support costs, the unsuccessful execution of internal planning, including restructurings and cost reduction initiatives, or other factors; (ii) the cost to comply with current and future laws, regulations and customer demands relating to privacy issues; (iii) the impact of litigation or disputes that may arise in connection with incidents in which we fail to protect our customers' information; (iv) changes in the price for our storage and information management services relative to the cost of providing such storage and information management services; (v) changes in customer preferences and demand for our storage and information management services; (vi) the adoption of alternative technologies and shifts by our customers to storage of data through non-paper based technologies; (vii) the cost or potential liabilities associated with real estate necessary for our business; (viii) the performance of business partners upon whom we depend for technical assistance or management expertise outside the U.S.; (ix) changes in the political and economic environments in the countries in which our international subsidiaries operate; (x) claims that our technology violates the intellectual property rights of a third party; (xi) changes in the cost of our debt; (xii) the impact of alternative, more attractive investments on dividends; (xiii) our ability or inability to complete acquisitions on satisfactory terms and to integrate acquired companies efficiently; (xiv) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xv) other risks described more fully in the Company’s most recently filed Annual Report on Form 10-K filed on March 1, 2013, under “Item 1A. Risk Factors,” and other documents that the Company files with the Securities and Exchange Commission from time to time. Except as required by law, the Company undertakes no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

APPENDIX A

We have presented in this earnings release financial data (Adjusted OIBDA, Adjusted OIBDA Margin %, Adjusted EPS and FCF) that exclude certain costs associated with the company’s 2011 proxy contest, the work of the Strategic Review Special Committee of the board of directors and the company’s proposed REIT conversion (collectively, “REIT Costs”). Reconciliations of supplemental non-GAAP measures to GAAP measures are presented below or by visiting the Investor Relations page at www.ironmountain.com under “Supplemental Data.” We believe the adjusted data provides meaningful supplemental information regarding the company’s operating results primarily because they exclude amounts we do not consider part of ongoing operating results when planning and forecasting and assessing the performance of the organization or our individual operating segments. We believe that the adjusted data also facilitates the comparison by management and investors of results for current periods and guidance for future periods with results for past periods.

Selected Financial Data:
(dollars in millions, except per share data)	Q2/2012	Q2/2013	Inc (Dec)	YTD 2012	YTD 2013	Inc (Dec)
Revenues	$752	$755	0.3%	$1,499	$1,502	0.2%

Gross Profit (excluding D&A)	$439	$434	(1.2)%	$870	$860	(1.2)%
Gross Margin %	58.4%	57.5%		58.1%	57.2%

Adjusted OIBDA	$239	$233	(2.6)%	$461	$460	(0.3)%
Adjusted OIBDA Margin %	31.8%	30.8%		30.8%	30.6%

Operating Income	$159	$132	(16.9)%	$301	$255	(15.2)%
Interest Expense, net	$58	$63	8.2%	$117	$126	7.8%

Income from Continuing Operations	$41	$28	(33.5)%	$103	$46	(55.2)%
Adj. EPS from Continuing Operations – FD	$0.37	$0.29	(21.6)%	$0.66	$0.56	(15.2)%

Non-GAAP Measures

We have presented supplemental non-GAAP financial measures as part of this earnings release. A reconciliation is provided below that reconciles each non-GAAP measure to its most comparable GAAP measure. This presentation of non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the most directly comparable GAAP measures. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s operating results primarily because they exclude amounts we do not consider part of ongoing operating results when planning and forecasting and assessing the performance of the organization or our individual operating segments. We believe that our non-GAAP financial measures also facilitate the comparison by management and investors of results for current periods and guidance for future periods with results for past periods.

Adjusted Operating Income Before Depreciation, Amortization, Intangible Impairments, and REIT Costs, or Adjusted OIBDA

Adjusted OIBDA is defined as operating income before depreciation, amortization, intangible impairments, gain (loss) on disposal/write-down of property, plant and equipment, net, and REIT Costs. Adjusted OIBDA Margin is calculated by dividing Adjusted OIBDA by total revenues. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business. We use multiples of current or projected Adjusted OIBDA in conjunction with our discounted cash flow models to determine our overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted OIBDA and Adjusted OIBDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flow to support business investment.

Adjusted Earnings Per Share from Continuing Operations, or Adjusted EPS

Adjusted EPS is defined as reported earnings per share from continuing operations excluding: (1) (gain) loss on the disposal/write-down of property, plant and equipment, net; (2) intangible impairments; (3) other (income) expense, net; (4) REIT Costs; and (5) the tax impact of reconciling items and discrete tax items. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods.

Free Cash Flows before Acquisitions and Discretionary Investments, or FCF

FCF is defined as Cash Flows from Operating Activities from continuing operations less capital expenditures (excluding real estate and capital expenditures associated with the REIT conversion), net of proceeds from the sales of property and equipment and other, net, and additions to customer relationship and acquisition costs. REIT Costs are also excluded from FCF. Our management uses this measure when evaluating the operating performance of our consolidated business. We believe this measure provides relevant and useful information to our current and potential investors. FCF is a useful measure in determining our ability to generate excess cash that may be used for reinvestment in the business, discretionary deployment in investments such as real estate or acquisition opportunities, returning of capital to our stockholders and voluntary prepayments of indebtedness.

Following are reconciliations of the above-described measures to the most directly comparable GAAP measures:

Adjusted OIBDA reconciled to operating income (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2013	2012	2013
Adjusted OIBDA	$239	$233	$461	$460
Less: Depreciation & Amortization	78	79	156	159
(Gain) Loss on disposal/write-down of PP&E, net	(1)	(2)	--	(2)
REIT Costs	3	24	5	49
Operating Income	$159	$132	$301	$255

Adjusted EPS from Continuing Operations – Fully Diluted reconciled to Reported EPS from Continuing Operations – Fully Diluted:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2013	2012	2013
Adjusted EPS from Continuing Operations – FD	$0.37	$0.29	$0.66	$0.56
Less: (Gain) Loss on disposal/write-down of PP&E, net	--	(0.01)	--	(0.01)
Other (Income) Expense, net	0.06	0.08	0.04	0.09
REIT Costs	0.02	0. 13	0.03	0.26
Tax impact of reconciling items and discrete tax items	0.05	(0.05)	(0.01)	(0.02)
Reported EPS from Continuing Operations – FD	$0.24	$0.14	$0.60	$0.24

Weighted average common shares outstanding – FD (000s)	172,231	192,569	172,227	192,339

Free Cash Flows before Acquisitions and Discretionary Investments reconciled to Cash Flows from Operating Activities from Continuing Operations (in millions):

	Six Months Ended June 30,
	2012	2013
Free Cash Flows Before Acquisitions and Discretionary Investments	$117	$154
Add: Capital Expenditures (excluding real estate), net	95	126
Additions to Customer Acquisition Costs	8	8
Less: REIT Conversion Costs, net of tax	(3)	(34)
REIT Cash Taxes	--	(28)
REIT Conversion Capital Expenditures	--	(14)
Cash Flows from Operating Activities from Continuing Operations	$217	$213

IRON MOUNTAIN INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in Thousands except Per Share Data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2013	2012	2013
REVENUES:
Storage Rental	$433,436	$441,571	$858,777	$884,040
Service	318,729	313,150	639,886	617,712

Total Revenues	752,165	754,721	1,498,663	1,501,752

OPERATING EXPENSES:
Cost of Sales (Excluding Depreciation and Amortization)	313,060	321,056	628,358	642,132
Selling, General and Administrative	203,515	224,531	414,175	447,982
Depreciation and Amortization	77,510	78,928	155,518	159,129
(Gain) Loss on Disposal / Write-down of Property, Plant and Equipment, Net	(607)	(1,663)	112	(2,202)

Total Operating Expenses	593,478	622,852	1,198,163	1,247,041

OPERATING INCOME	158,687	131,869	300,500	254,711

INTEREST EXPENSE, NET	58,216	62,989	117,000	126,171
OTHER EXPENSE, NET	10,066	15,275	6,762	18,014

Income from Continuing Operations before Provision for Income Taxes	90,405	53,605	176,738	110,526

PROVISION FOR INCOME TAXES	48,964	26,067	74,224	64,638
INCOME FROM CONTINUING OPERATIONS	41,441	27,538	102,514	45,888
(LOSS) INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	(639)	(98)	(5,732)	2,086
LOSS ON SALE OF DISCONTINUED OPERATIONS, NET OF TAX	(1,885)	-	(1,885)	-
NET INCOME	38,917	27,440	94,897	47,974

Less: Net Income Attributable to the Noncontrolling Interests	862	876	1,492	2,024

Net Income Attributable to Iron Mountain Incorporated	$38,055	$26,564	$93,405	$45,950

EARNINGS (LOSSES) PER SHARE – BASIC:
INCOME FROM CONTINUING OPERATIONS	$0.24	$0.14	$0.60	$0.24
TOTAL (LOSS) INCOME FROM DISCONTINUED OPERATIONS	$(0.01)	$(0.00)	$(0.04)	$0.01
Net Income Attributable to Iron Mountain Incorporated	$0.22	$0.14	$0.55	$0.24
EARNINGS (LOSSES) PER SHARE – DILUTED:
INCOME FROM CONTINUING OPERATIONS	$0.24	$0.14	$0.60	$0.24
TOTAL (LOSS) INCOME FROM DISCONTINUED OPERATIONS	$(0.01)	$(0.00)	$(0.04)	$0.01
Net Income Attributable to Iron Mountain Incorporated	$0.22	$0.14	$0.54	$0.24

DIVIDENDS DECLARED PER COMMON SHARE	$0.2700	$0.2700	$0.5200	$0.5400
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING – BASIC	171,296	190,823	171,308	190,518
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING – DILUTED	172,231	192,569	172,227	192,339

Adjusted Operating Income before Depreciation and Amortization	$238,938	$232,670	$461,489	$460,146

IRON MOUNTAIN INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in Thousands)
(Unaudited)

	December 31, 2012	June 30, 2013
ASSETS

CURRENT ASSETS:
Cash and Cash Equivalents	$243,415	$258,866
Restricted Cash	33,612	33,613
Accounts Receivable (less allowances of $25,209 and $26,764, respectively)	572,200	581,481
Other Current Assets	174,865	172,022
Total Current Assets	1,024,092	1,045,982

PROPERTY, PLANT AND EQUIPMENT:
Property, Plant and Equipment at Cost	4,443,323	4,465,713
Less: Accumulated Depreciation	(1,965,596)	(2,013,404)
Property, Plant and Equipment, net	2,477,727	2,452,309

OTHER ASSETS:
Goodwill, net	2,334,759	2,317,157
Other Non-current Assets, net	521,761	519,371
Total Other Assets	2,856,520	2,836,528

Total Assets	$6,358,339	$6,334,819

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Current Portion of Long-term Debt	$92,887	$324,682
Other Current Liabilities	812,066	748,243
Total Current Liabilities	904,953	1,072,925

LONG-TERM DEBT, NET OF CURRENT PORTION	3,732,116	3,614,018
OTHER LONG-TERM LIABILITIES	558,822	554,337
COMMITMENTS AND CONTINGENCIES
TOTAL IRON MOUNTAIN INCORPORATED STOCKHOLDERS’ EQUITY	1,149,971	1,080,273
NONCONTROLLING INTERESTS	12,477	13,266

TOTAL EQUITY	1,162,448	1,093,539

Total Liabilities and Equity	$6,358,339	$6,334,819

CONTACT:
Iron Mountain Incorporated
Melissa Marsden, 617-535-8595
Senior Vice President, Investor Relations
Melissa.marsden@ironmountain.com
or
Stephen P. Golden, 617-535-4766
Vice President, Investor Relations
sgolden@ironmountain.com